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                                                                   EXHIBIT 15
Securities and Exchange Commission
500 North Capital Street
Washington, D.C. 10549

Re:  Protective Life Corporation
     Registration on Form S-8

We are aware that our reports dated October 27, 1993; July 27, 1993, except for Note G, as to which the date is August 6, 1993; and April 27, 1993, except for Note G, as to which the date is May 5, 1993, on our reviews of interim consolidated financial information of Protective Life Corporation and subsidiaries for the periods ended September 30, 1993, June 30, 1993, and March 31, 1993, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended, are incorporated by reference in the Company's registration statement on Form S-8, Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

COOPERS & LYBRAND

Birmingham, Alabama
January 10, 1993









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